EXHIBIT 10.A.44
				Apple Computer, Inc.
			Non-Employee Director Stock Plan


			   (Effective March 25, 1997)

		1.	Purposes.  The purposes of the Plan are (i) to retain
the services of qualified individuals who are not employees of the Company to serve as members of the Board and to secure for the Company the benefits of the incentives inherent in increased Common Stock ownership by such individuals by granting such individuals Options to purchase shares of Common Stock and (ii) to provide such individuals an opportunity to defer payment of a portion of their Director's Fees in accordance with the terms and conditions set forth herein.

		2.	Administration.
The Administrator will be responsible for administering the Plan. The Administrator will have authority to adopt such rules as it may deem appropriate to carry out the purposes of the Plan, and shall have authority to interpret and construe the provisions of the Plan and any agreements and notices under the Plan and to make determinations pursuant to any Plan provision. Each interpretation, determination or other action made or taken by the Administrator pursuant to the Plan shall be final and binding on all persons. The Administrator shall not be liable for any action or determination made in good faith, and shall be entitled to indemnification and reimbursement in the manner provided in the Company's Articles of Incorporation and By-Laws as such documents may be amended from time to time.

		3.	Shares Available.

		Subject to the provisions of Section 8(b) of the Plan, the maximum number of shares of Common Stock which may be issued under the Plan shall not exceed 700,000 shares (the "Section 3 Limit"). Either authorized and unissued shares of Common Stock or treasury shares may be delivered pursuant to the Plan. For purposes of determining the number of shares that remain available for issuance under the Plan, the following rules shall apply:

		a)	the number of outstanding Phantom Stock Units and
shares of Common Stock underlying Options shall be charged against the
Section 3 Limit; and

		(b)	the Section 3 Limit shall be increased by (A) the
number of shares subject to an Option which lapses, expires or is otherwise terminated without the issuance of such shares, and (B) the number of shares tendered to pay the exercise price of an Option.

		4.	Options.  Each Non-Employee Director shall receive
grants of Options under the Plan as follows:

		(a)	Option Grants.

	(i)	Initial Grant.  On the date of a Non-Employee Director's
initial election or appointment to the Board (or, in the case of Non-Employee Directors who were members of the Board on the Effective Date, on the
Effective Date), such Non-Employee Director (including any Non-Employee Director reelected or reappointed after a period of at least 12 calendar months during which he did not serve on the Board) shall be granted an Option to purchase 15,000 shares of Common Stock. Such Option shall have a per share exercise price equal to the Fair Market Value of the Common Stock determined as of the date of grant and shall be subject to the vesting schedule provided for in Section 4(b) and the other terms and conditions provided for herein. The provisions of this Section 4(a)(i) shall not apply to any member of the Board who first becomes a Non-Employee Director by reason of such member's ceasing to be an employee of the Company and its
Subsidiaries.
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	(ii)	Annual Grants.  At each Annual Meeting occurring after the
Effective Date and during the term of the Plan, each individual who has continuously served as a Non-Employee Director for a period ending on the date of such Annual Meeting and who is reelected at such Annual Meeting or who will otherwise continue to serve on the Board following such Annual
Meeting will receive an Option to purchase that number of shares of Common Stock equal to the sum of "A" plus "B", where "A" equals 7,500, and "B" equals the product obtained by multiplying 3,500 by the number of committees of the Board for which the Non-Employee Director is either elected or appointed as of the date of the Annual Meeting to serve as chairperson for the upcoming year. The Option shall have a per share exercise price equal to the Fair Market Value of the Common Stock determined as of the date of grant and shall be subject to the vesting schedule provided for in Section 4(b) and the other terms and conditions provided for herein.

		(b)	Vesting Schedule of Options.  Options awarded pursuant
to the Plan shall vest and become exercisable in equal annual installments on each of the first through third anniversaries (each, a "Vesting Date") of the date of grant of the Option; provided, however, that if
(i) a Non-Employee Director is not renominated for election to the Board at an Annual Meeting at which such director's term is scheduled to expire,
(ii) the NonEmployee Director serves as a Non-Employee Director through the date of such Annual Meeting and (iii) the next scheduled Vesting Date of any Option granted to such NonEmployee Director falls within the three-month period following the date of such Annual Meeting, then such Vesting
Date shall be deemed for purposes of the Plan and each such Option to have occurred on the day immediately prior to the date of such Annual Meeting.
Any fractional share which results from the application of the foregoing vesting schedule shall vest in the final vesting installment. In addition, if a Non-Employee Director's service with the Board terminates as a result of such Non-Employee Director's death, then, as of the date of death, all Options previously granted to such Non-Employee Director shall become fully and immediately vested and exercisable.

		(c)	Term of Options.

	(i)	Ten-Year Term.  Each Option shall expire ten years from its
date of grant, subject to earlier termination as provided herein.

	(ii)  	Exercise Following Termination of Service Due to Death.  If
a NonEmployee Director ceases to be a member of the Board by reason of such NonEmployee Director's death, the Options granted to such Non-Employee Director may be exercised by such Non-Employee Director's Beneficiary at any time within three years after the date of such termination of service, subject to the earlier expiration of such Options as provided for in Section 4(c)(i) above. At the end of such three-year period, the vested portion of the Option shall expire.

	(iii)	Termination of Options if a Non-Employee Director is Removed
from the Board for Cause. In the event a Non-Employee Director is removed from the Board for "cause," all Options granted to such Non-Employee Director (whether or not then vested and exercisable) shall immediately terminate and be of no further force and effect as of the effective date of such removal from the Board. Whether a Non-Employee Director is removed by the Board for "cause" shall be determined by the Board in accordance with the By-Laws of the Company.

	(iv)  	Exercise Following Other Terminations of Service.  If a Non-
Employee Director ceases to be a member of the Board for any reason other than death or removal from the Board for cause, then (A) the Non-Employee Director shall have the right, subject to the terms and conditions hereof, to exercise the Option, at any time within ninety days after the date of such termination, subject to the earlier expiration of the Option as provided for in Section 4(c)(i) above, but only to the extent that such Option
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was exercisable by the Non-Employee Director on the date of such termination. The unvested portion of the Option shall expire on the date of the Non-Employee Director's termination of service with the Board. At the end of such ninety-day period, the vested portion of the Option shall expire.

		(d)	Time and Manner of Exercise of Options.

	(i)	Notice of Exercise.  Subject to the other terms and
conditions hereof, a Non-Employee Director may exercise any Options, to the extent such Options arevested, by giving written notice of exercise to the Company; provided, however, that in no event shall an Option be exercisable for a fractional share. The date of exercise of an Option shall be the later of (A) the date on which the Company receives such written notice and (B) the date on which the conditions provided in Section 4(d)(ii) are satisfied.

	(ii)  	Payment.  Subject to the last three sentences of this Section
4(d)(ii), prior to the issuance of a certificate pursuant to Section 4(d)(v) hereof evidencing the shares of Common Stock in respect of which all or a portion of an Option shall have been exercised, a Non-Employee
Director shall have paid to the Company the exercise price of the Option for all such shares purchased pursuant to the exercise of such Option. Payment may be made by personal check, bank draft or postal or express money order (such modes of payment are collectively referred to as "cash") payable to the order of the Company in U.S. dollars, or in shares of Common Stock already owned by the Non-Employee Director for at least six months at the time of exercise valued at their Fair Market Value as of the last business day preceding the date of exercise, or in a combination of cash or such shares. Payment of the exercise price in shares of Common Stock shall be made by delivering to the Company the share certificate(s) representing the required number of shares, with the NonEmployee Director signing his or her name on the back, or by attaching executed stock powers (the signature of the Non-Employee Director must be guaranteed in either case).  In addition to the exercise methods described above, a Non-
Employee Director may exercise an Option through a "cashless exercise" procedure whereby the Non-Employee Director delivers to the Company an irrevocable notice of exercise in exchange for the Company issuing the shares of Common Stock subject to the Option to a broker previously designated or approved by the Company. Such broker will immediately sell a sufficient number of shares of Common Stock on behalf of the Non-Employee Director to pay the exercise price of the Option and shall remit the amount of the exercise price to the Company in cash from the sales proceeds and deliver the balance, if any, of the sales proceeds (net of commissions) to such NonEmployee Director. Any shares not sold by the broker shall be delivered to the NonEmployee Director in the manner contemplated by Section 4(d)(v) below.

	(iii)  	Stockholder Rights.  A Non-Employee Director shall have no
rights as a stockholder with respect to any shares of Common Stock issuable upon exercise of an Option until a certificate evidencing such shares shall have been issued to the NonEmployee Director pursuant to
Section 4(d)(v), and no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Non-Employee Director shall become the holder of record thereof.

	(iv)  	Limitation on Exercise.  No Option shall be exercisable unless the Common Stock subject thereto has been registered under the Securities
Act and qualified under applicable state "blue sky" laws in connection with the offer and sale thereof, or the Company has determined that an exemption from registration under the Securities Act and from qualification under such state "blue sky" laws is available.



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	(v)  	Issuance of Shares.  Subject to the foregoing conditions, as soon as is reasonably practicable after its receipt of a proper notice of exercise and payment of the exercise price of the Option for the number of shares with respect to which the Option is exercised, the Company shall deliver to the Non-Employee Director (or following the Non-Employee Director's death, the Beneficiary entitled to exercise the Option), at the principal office of the Company or at such other location as may be acceptable to the Company and the Non-Employee Director (or such Beneficiary), one or more stock certificates for the appropriate number of shares of Common Stock issued in connection with such exercise.
Shares sold in connection with a "cashless exercise" shall be delivered to the broker designated or appointed by the Company in the time and manner described in Section 4(d)(ii) above. Any such shares shall be fully paid and nonassessable.

		(e)	Restrictions on Transfer.  An Option may not be
transferred, pledged, assigned, or otherwise disposed of, except by will or by the laws of descent and distribution; provided, however, that the Administrator may, subject to such terms and conditions as the Administrator shall specify, permit the transfer of an Option to a Non-Employee Director's family members or to one or more trusts established in whole or in part for the benefit of one or more of such family members. The Option shall be exercisable, during the NonEmployee Director's lifetime, only by the Non-Employee Director or by the individual or entity to whom the Option has been transferred in accordance with the previous sentence. No assignment or transfer of the Option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, except by will or the laws of descent and distribution, shall vest in the assignee or transferee any interest or right in the Option, but immediately upon any attempt to assign or transfer the Option the same shall terminate and be of no force or effect.

		5.	Deferral of
Director's Fees.

		(a)	Deferral Elections.

	(i)	General Provisions.  Non-Employee Directors may elect to defer all or a specified percentage of their Director's Fees with respect to a Deferral Period in the manner provided in this Section 5. A Non-
Employee Director's Deferred Benefit is at all times nonforfeitable.

	(ii)  	Deferral Election Forms.  Before the Election Date applicable to a Deferral Period, each Non-Employee Director will be provided with a Deferral Election Form and a Beneficiary Designation Form. In order for a Non-Employee Director to participate in the deferral portion of the Plan for a given Deferral Period, a Deferral Election Form, completed and signed by him, must be delivered to the Company on or prior to the applicable Election Date. A Non-Employee Director electing to participate in the Plan for a given Deferral Period shall indicate on his Deferral Election Form:

	     	(A)	the percentage of the Director's Fees for the Deferral
Period to be deferred;

		(B)	if the Deferral Election Form is the first such form
filed by the Non-Employee Director, the Non-Employee Director's election, in accordance with Sections 5(f) and 5(g), as to the timing and manner of payment of the Deferred Benefits. A Non-Employee Director's election as to the timing and manner of payment of Deferred Benefits in the initial Deferral Election Form shall govern the timing and manner of payment of all subsequent deferrals under the Plan and may not be changed or revoked without the prior written consent of the Administrator; and

		(C)	whether amounts deferred for the Deferral Period will
be credited to the Deferred Compensation Account as Phantom Stock Units in accordance with Section 5(b) below or Phantom Cash Amounts in accordance with Section 5(c) below. A Non-Employee Director's election as to the method of crediting deferred
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amounts for a given Deferral Period may not be subsequently changed or revoked.  Director's Fees for a given Deferral Period may be deferred in part in Phantom Cash Amounts and in part in Phantom Stock Units. Any such allocation shall be in multiples of 10% (not to exceed 100%) of the amounts deferred.

	(iii)  	Effect of No Deferral Election.  A Non-Employee Director
who does not submit a completed and signed Deferral Election Form to the Company on or prior to the applicable Election Date may not defer his Director's Fees for the Deferral Period.

		(b)	Establishment of Deferred Compensation Accounts.  A
Non-Employee Director's deferrals will be credited to a Deferred Compensation Account set up for that Non-Employee Director by the Company in accordance with the provisions of this Section 5.

		(c)	Crediting of Phantom Cash Amounts to Deferred
Compensation Accounts. The portion of the Director's Fees that a Non-Employee Director elects to deferin the form of Phantom Cash Amounts shall be credited to the Deferred Compensation Account as of the last business day of the fiscal quarter in which such portion of the Director's Fees would otherwise have been payable to the Non-Employee Director. The Phantom
Cash Amount credited to the Deferred Compensation Account shall thereafter be credited with notional interest as of the last day of each month. The annual rate of interest in effect for a Deferral Period shall be the "applicable federal rate" for short-term loans with monthly compounding, as promulgated by the Internal Revenue Service under Section 1274 of the Internal Revenue Code for the first month in such Deferral Period.

		(d)	Crediting of Phantom Stock Units to Deferred
Compensation Accounts.

	(i)	Number of Phantom Stock Units.  The portion of the Director's
Fees that a Non-Employee Director elects to defer in the form of Phantom Stock Units shall be credited to the Deferred Compensation Account as of the last business day of the fiscal quarter in which such portion of the Director's Fees would otherwise have been payable to the Non-Employee Director. The number of Phantom Stock Units to be credited to the Deferred Compensation Account shall be determined by dividing (1) the amount of the Director's Fees deferred over such quarter by (2) the Fair Market Value of a share of Common Stock as of the date of crediting. Any partial Phantom Stock Unit that results from the application of the previous sentence shall be rounded up to a whole Phantom Stock Unit.

	(ii)	Dividend Equivalents.  In the event that the Company pays any cash or other dividend or makes any other distribution in respect of the Common Stock, each Phantom Stock Unit credited to the Deferred
Compensation Account of a NonEmployee Director will be credited with an additional number of Phantom Stock Units (including fractions thereof) determined by dividing (A) the amount of cash, or the value (as determined by the Administrator) of any securities or other property, paid or distributed in respect of one outstanding share of Common Stock by
(B) the Fair Market Value of a share of Common Stock as of the date of such payment or distribution. Any partial Phantom Stock Unit that results from the application of the previous sentence shall be rounded up to a whole Phantom Stock Unit. Such credit shall be made effective as of the date of the dividend or other distribution in respect of the Common Stock.

	(iii)	No Rights as Stockholder.  The crediting of Phantom Stock Units to a Non-Employee Director's Deferred Compensation Account shall not confer on the Non-Employee Director any rights as a stockholder of the Company.

		(e)	Written Statements of Account. The Company will furnish
each NonEmployee Director with a statement setting forth the value of such Non-Employee Director's Deferred Compensation Account as of the end of each Deferral Period and all credits to and
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payments from the Deferred Compensation Account during the Deferral Period.
Such statement will be furnished no later than 60 days after the end of the Deferral Period.

		(f)  	Manner of Payment of Deferred Benefit.  Payment
of the portion of the Deferred Benefits under the Plan credited as Phantom Cash Amounts shall be in cash and payment of the portion of the Deferred Benefits credited in Phantom Stock Units shall be in shares of Common
Stock. Payment shall be made either in a single lump sum or in a series of five or fewer annual installments. The amount of each installment payment to a NonEmployee Director shall be determined in accordance with the formula B/(N - P), where "B" is the total value of the Deferred
Compensation Account as of the installment calculation date, "N" is the number of installments elected by the Non-Employee Director and "P" is the number of installments previously paid to the Non-Employee Director. If a Non-Employee Director's Deferred Benefit is credited in part in Phantom
Cash Amounts and in part in Phantom Stock Units and the Non-Employee
Director elects the payment of Deferred Benefits in more than one installment, then the formula in the previous sentence shall be applied separately with respect to each such portion of the Deferred Compensation Account.

		(g)  	Commencement of Payment of Deferred Benefit.  Payment
of a NonEmployee Director's Deferred Benefit shall commence as soon as practicable (but in no event more than 60 days) after the earlier to occur of:

	(i) 	termination of service as a member of the Board; and

    	(ii)  	the date specified in the Deferral Election Form executed by the
	NonEmployee Director.

		(h)  	Death.  In the event of a Non-Employee Director's death,
the NonEmployee Director's entire Deferred Benefit (including any unpaid portion thereof corresponding to installments not yet paid at the time of death), to the extent not distributed earlier pursuant to Section 5(g), will be distributed in a lump sum to the Non-Employee Director's Beneficiary as soon as practicable after the date of death, but in no event more than six months after the Non-Employee Director's date of death.

		(i)	Restrictions on Transfer.  The Company shall pay all
Deferred Benefits payable under the Plan only to the Non-Employee
Director or Beneficiary designated under the Plan to receive such amounts. Neither a Non-Employee Director nor his Beneficiary shall have any right to anticipate, alienate, sell, transfer, assign, pledge, encumber or change any benefits to which he may become entitled under the Plan, and any attempt to do so shall be void. A Deferred Benefit shall not be subject to attachment, execution by levy, garnishment, or other legal or equitable process for a Non-Employee Director's or Beneficiary's debts or other obligations.

		6.	Designation of Beneficiary.

		(a)  	Beneficiary Designations.  Each Non-Employee
Director may designate a Beneficiary to receive any Deferred Benefit due under the Plan or to exercise an Option upon the Non-Employee Director's death by executing a Beneficiary Designation Form.

		(b)  	Change of Beneficiary Designation.  A Non-
Employee Director may change an earlier Beneficiary designation by executing a later Beneficiary Designation Form and delivering it to the Administrator. The execution of a Beneficiary Designation Form and its receipt by the Administrator revokes and rescinds any prior Beneficiary Designation Form.





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		7.	Change in Control.

		Anything in the Plan to the contrary notwithstanding, in the event of a Change in Control of the Company, the following provisions shall apply:

		(a)	Any Options outstanding as of the date such Change
in Control is determined to have occurred that are not yet exercisable and vested on such date shall become fully exercisable and vested.

		(b)	The value of all outstanding Options (to the extent
not previously exercised) shall be cashed out on the date of the Change in Control. The amount at which such Options shall be cashed out shall be equal to the excess, if any, of (i) the Change in Control Price over (ii) the exercise price of the Common Stock covered by the Option. The cash-out proceeds shall be paid to the Non-Employee Director or, in the event of death of the Non-Employee Director prior to payment, to the Beneficiary thereof.

		(c)	All Deferred Benefits credited to the Non-Employee
Director's Deferred Compensation Account as of the date of the Change in Control shall be paid in cash to the Non-Employee Director or, in the event of death of the Non-Employee Director prior to payment, to the Beneficiary thereof on the date of the Change in Control. The cash amount paid for each whole or partial Phantom Stock Unit shall be the Change in Control Price.

		(d)	If the Administrator shall receive an opinion
from a nationally recognized firm of accountants to the Company that the cash-out provisions in Section 7(b) above with respect to Options or the payment of Phantom Stock Units in cash by the Company in accordance with Section 7(c) above will prohibit the utilization of "pooling of interests" accounting in connection with the transaction resulting in the Change in Control of the Company, then the following shall apply, but only to the extent necessary to permit such accounting treatment: (i) (A) the provisions of Section 7(b) shall not apply to the Options,(B) each such Option shall become immediately vested and exercisable as of the date such opinion is received by the Administrator, and (C) the Administrator shall promptly inform each Non-Employee Director of such opinion and of the accelerated vesting and exercisability of the Option sufficiently prior to the anticipated date of the Change in Control so as to permit the Options to be exercised prior to the date of the Change in Control, and (ii) the Phantom Stock Units shall be settled in shares of Common Stock on the date that such opinion is received by the Administrator.

		8.	Recapitalization or Reorganization.

		(a)	Authority of the Company and Shareholders.  The
existence of the Plan shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

		(b)	Change in Capitalization.  Notwithstanding any
other provision of the Plan, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares (a "Change in Capitalization"), (i) such proportionate adjustments as may be necessary (in the form determined by the Administrator in its sole discretion) to reflect such change shall be made to prevent dilution or enlargement of the rights of Non-Employee Directors under the Plan with respect to the aggregate number of shares of Common Stock authorized to be awarded under the Plan, the number of shares of Common Stock covered by each outstanding Option and the exercise prices in respect thereof, the
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number of shares of Common Stock covered by future Option grants and the number of Phantom Stock Units credited to a Non-Employee Director's Deferred Compensation Account and (ii) the Administrator may make such other adjustments, consistent with the foregoing, as it deems appropriate in its sole discretion.

		(c)	Dissolution or Liquidation.  In the event of the
proposed dissolution or liquidation of the Company, each outstanding Option will vest and become exercisable on a date prior to the consummation of the proposed action that is reasonably sufficient to enable the Non-Employee Directors to exercise their Options. All Deferred Benefits credited to the Non-Employee Director's Deferred Compensation Account as of the date of the consummation of a proposed dissolution or liquidation shall be paid in cash to the NonEmployee Director or, in the event of death of the Non-Employee Director prior to payment,to the Beneficiary thereof on the date of the consummation of such proposed action. The cash amount paid for each whole or partial Phantom Stock Unit shall be the Fair Market Value of a share of Common Stock as of the date of the consummation of such proposed action.

		9.	Termination and Amendment of the Plan.

		(a)	Termination.  The Plan shall terminate on the tenth
anniversary of the Effective Date. Following the Effective Date, no further grants of Options shall be made pursuant to the Plan and no further Director's Fees may be deferred by a Non-Employee Director.

		(b)	General Power of Board.  Notwithstanding anything
herein to the contrary, the Board may at any time and from time to time terminate, modify, suspend or amend the Plan in whole or in part; provided, however, that no such termination, modification, suspension or amendment shall be effective without shareholder approval if such approval is required to comply with any applicable law or stock exchange rule;
and provided further, that the Board may not, without shareholder approval, increase the maximum number of shares issuable under the Plan except as provided in Section 8(b) above.

		(c)	When Non-Employee Directors' Consents Required.
The Board may not alter, amend, suspend, or terminate the Plan without the consent of any Non-Employee Director to the extent that such action would (i) adversely affect his or her rights with respect to Options that have previously been granted or (ii) result in the distribution to such NonEmployee Director of amounts then credited to his Deferred Compensation Account in any manner other than as provided in the Plan or could reasonably be expected to result in the immediate taxation to such Non-Employee Director of Deferred Benefits.

		10.	Miscellaneous.

		(a)	No Right to Reelection.  Nothing in the Plan shall
be deemed to create any obligation on the part of the Board to nominate any of its members for reelection by the Company's stockholders, nor confer upon any Non-Employee Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

		(b)	Unfunded Plan.

	(i)	Generally.  This Plan is unfunded.  Amounts payable under the
Plan will be satisfied solely out of the general assets of the Company subject to the claims of the Company's creditors.

	(ii)	Deferred Benefits.  A Deferred Benefit represents at all times an unfunded and unsecured contractual obligation of the Company and each Non-Employee Director or Beneficiary will be an unsecured creditor of the Company. No Non-Employee Director, Beneficiary or any other person shall have any interest in any fund or in any specific asset of the Company by reason of any amount credited to him hereunder, nor shall any Non-Employee Director, Beneficiary or any other person have any right to
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receive any distribution under the Plan except as, and to the extent, expressly provided in the Plan. The Company will not segregate any funds or assets for Deferred Benefits or issue any notes or security for the payment of any Deferred Benefits. Any reserve or other asset that the Company may establish or acquire to assure itself of the funds to provide benefits under the Plan shall not serve in any way as security to any Non-Employee Director, Beneficiary or other person for the performance of the Company under the Plan.

		(c)	Other Compensation Arrangements.  Benefits
received by a NonEmployee Director pursuant to the provisions of the Plan shall not be included in, nor have any effect on, the determination of benefits under any other arrangement provided by the Company.

		(d)	Securities Law Restrictions.  The Administrator may
require each NonEmployee Director purchasing or acquiring shares of Common Stock pursuant to the Plan to agree with the Company in writing that such Non-Employee Director is acquiring the shares for investment and not with a view to the distribution thereof. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission or any exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

		(e)	Expenses.  The costs and expenses of administering the
Plan shall be borne by the Company.

		(f)	Applicable Law.  Except as to matters of federal law,
the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of California without giving effect to conflicts of law principles.

		(g)	Effective Date.  The Plan shall be effective as of the
Effective Date, subject to the approval thereof by the stockholders of the Company by no later than the next Annual Meeting to occur after the Effective Date. If such stockholder approval is notobtained by the date of such Annual Meeting, (i) all prior Option grants shall be void ab initio and of no further force and effect, and (ii) all Director's Fees previously deferred under the Plan (together with notional interest credited at the rate described in the last sentence of Section 5(c) above) shall be paid to the Non-Employee Director in cash within ten days following the date of the Annual Meeting.

		11.	Definitions.

	"Administrator" means the Chief Executive Officer of the Company or the individual appointed by the Chief Executive Officer of the Company to administer the Plan.

	"Annual Fees" means the cash portion of (i) any annual fee payable to a NonEmployee Director for service on the Board, (ii) any other fee determined on an annual basis and payable for service on, or for acting as chairperson of, any committee of the Board and (iii) any similar annual fee or fees payable in respect of service on the board of directors of any Subsidiary or any committee of any such board of directors.

	"Annual Meeting" means an annual meeting of the Company's stockholders.




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	"Beneficiary" or "Beneficiaries" means an individual or entity designated by a Non-Employee Director on a Beneficiary Designation Form to receive Deferred Benefits and to exercise Options in the event of the Non-Employee Director's death; provided, however, that, if no such individual or entity is designated or if no such designated individual is alive at the time of the Non-Employee Director's death, Beneficiary shall mean the Non-Employee Director's estate.

	"Beneficiary Designation Form" means a document, in a form approved by the Administrator to be used by Non-Employee Directors to name their respective Beneficiaries. No Beneficiary Designation Form shall be effective unless it is signed by the Non-Employee Director and received by the Administrator prior to the date of death of the Non-Employee Director.

	"Board" means the Board of Directors of the Company.

	"Change in Control" means the happening of any of the following:

	 (i)	When any "person", as such term is used in Sections 13(d) and
14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 underthe Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

	(ii)	The occurrence of a transaction requiring shareholder
approval, and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

	"Change in Control Price" means, as determined by the Administrator, (i) the highest Fair Market Value at any time within the 60-day period immediately preceding the date of determination of the Change in Control Price by the Administrator (the "60-Day Period"), or
(ii) the highest price paid or offered, as determined by the Administrator, in any bona fide transaction or bona fide offer related to the Change in Control of the Company, at any time within the 60-Day Period.

	"Code" means the Internal Revenue Code of 1986, as amended, and the applicable rules and regulations promulgated thereunder.

	"Common Stock" means the common stock of the Company, no par value per share.

	 "Company" means Apple Computer, Inc., a California corporation, or any successor to substantially all of its business

	"Deferral Election Form" means a document, in a form approved by the Administrator, pursuant to which a Non-Employee Director makes a deferral election under the Plan.

	"Deferral Period" means each period commencing on the date of an Annual Meeting and ending on the date immediately preceding the next Annual Meeting. The first Deferral Period under the Plan shall commence on the first day of the first fiscal quarter of the Company to begin after April 21, 1997. If an individual becomes eligible to participate in the Plan after the commencement of a Deferral Period, the Deferral Period for the individual shall be the remainder of such Deferral Period.

	"Deferred Benefit" means an amount that will be paid on a deferred basis under the Plan to a Non-Employee Director who has made a deferral election pursuant to Section 5.



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	"Deferred Compensation Account" means the bookkeeping record established for each Non-Employee Director. A Deferred Compensation Account is establishedonly for purposes of measuring a Deferred Benefit and not to segregate assets or to identify assets that may be used to pay a Deferred Benefit.

	"Director's Fees" means the aggregate of a Non-Employee Director's Annual Fees and Meeting Fees.

	"Effective Date" means, subject to Section 10(g), March 25, 1997.

	"Election Date" means the day immediately preceding the commencement of a Deferral Period. If an individual first becomes eligible to participate in the Plan on an Annual Meeting date or after the start of a Deferral Period, the Election Date shall be the thirtieth day following such Annual Meeting date or initial participation date, as the case may be.
The Election Date for the first Deferral Period shall be the last business day prior to the first fiscal quarter of the Company to begin after the Effective Date.

	"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the applicable rules and regulations promulgated thereunder.

	"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations promulgated thereunder.

	"Fair Market Value" means the value of Common Stock determined as follows:

	(i)	If the Common Stock is listed on any established stock
exchange or a national market system (including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System), its Fair Market Value shall be the closing sales price for such stock or the closing bid if no sales were reported, as quoted on such system or exchange (or the exchange with the greatest volume of trading in the Common Stock) for the last market trading day prior to the date of determination, as reported in The Wall
Street Journal or such other source as the Administrator deems reliable.

	(ii)	If the Common Stock is regularly quoted on the NASDAQ
System (but not on the National Market System) or quoted by a recognized securities dealer, but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Common
Stock for the last day on which there are quoted prices prior to the time of determination.

	(iii)	In the absence of an established market for the Common
Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

	"Meeting Fees" means (i) any meeting fee payable in respect of attendance at or participation in meetings of the Board or any committee of the Board or any meeting of the stockholders of the Company and
(ii) any similar meeting fee payable in respect of service on the board of directors of any Subsidiary or any committee of any such board of directors.

	"Non-Employee Director" means a member of the Board who is not an employee of the Company or any of its Subsidiaries.

	"Option" means an option to purchase shares of Common Stock awarded to a Non-Employee Director pursuant to the Plan.


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	"Phantom Cash Amounts" means the amounts credited to a Deferred
Compensation Account in accordance with Section 5(c).

	"Phantom Stock Unit" means a bookkeeping unit representing one share of Common Stock credited to a Deferred Compensation Account in accordance with Section 5(d).

	 "Plan" means the Apple Computer, Inc. Non-Employee Director
Stock Plan.

	"Subsidiary" means any corporation which is a "subsidiary corporation" within the meaning of Section 424(f) of the Code with respect to the Company.



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